CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Alliance Recovery Corporation for the quarter ended September 30, 2005, I Peter Vaisler, Chief Executive Officer and Chief Financial Officer of Alliance Recovery Corporation hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended September 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Alliance Recovery Corporation.

ALLIANCE RECOVERY CORPORATION

By:	/s/ Peter Vaisler Peter Vaisler Chief Executive Officer Chief Financial Officer

Dated:	November 21, 2005